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                                 AMENDMENT TO

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                            I N T R O D U C T I O N
                            -----------------------

          This Amendment is entered into this 10th day of October, 2000, between CALIFORNIA STEEL INDUSTRIES, INC., a Delaware corporation ("company") and JAMES
E. DECLUSIN ("Executive") (sometimes collectively referred to herein as the "Parties").


                                R E C I T A L S
                                ---------------

          WHEREAS, Executive has been employed by Company since September 4, 1984;

          WHEREAS, effective August 7, 1998, the Parties entered into an agreement entitled Supplemental Executive Retirement Plan ("Agreement") whereby Company agreed to provide supplemental compensation to Executive in order to induce Executive to remain in its employ until retirement;

          WHEREAS, the Parties now desire to amend the Agreement to provide for the distribution of Executive's retirement benefit provided for under the Agreement in a lump sum payment.

          NOW, THEREFORE, it is mutually agreed by the Parties that the Agreement shall be amended as follows:


                               A M E N D M E N T
                               -----------------

     Paragraph (3) is amended in its entirety to read as follows:

          (3) Following the voluntary retirement of Executive as of October 31, 2000, the Company shall pay to Executive a retirement benefit which is equal to the value of the amount set forth in subparagraph (a) below:

               (a) The retirement benefit shall equal a monthly benefit for 180 months, commencing the first day of the month following the date of such retirement. The monthly benefit value will be one-twelfth of the product of 2.5% times the number of years of Executive's employment relationship with the Company, limited to 16 years, times Executive's "average annual total compensation," times the vested percent, as defined in Section (4) hereof. The term "average annual total compensation" means the average of the Executive's Salary plus Executive's Short Term Incentive during his highest three (3) years during Executive's employment with the Company.
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                    (i)  For purposes of calculating "average annual total
     compensation" Executive's Salary during 2000 shall be considered a full calendar year of salary totaling Two Hundred Eighty-Two Thousand Dollars ($282,000.00). However, in calculating Executive's Short Term Incentive distribution for Year 2000 (payable, if earned, during Year 2001) the amount shall be prorated to the date of retirement and shall not be based on the entire calendar year.

               (b) The form of payment which will be made to the Executive of the benefit amount set forth in subparagraph (a) shall be a single, lump sum distribution of $2,059,270.00 (two million fifty-nine thousand two hundred and seventy dollars). This amount represents the present value of the retirement benefit set forth above, as determined by Company in a survey of discount rates used for similar retirement payments. This payment, less applicable payroll taxes, will be paid to Executive effective November 10, 2000.

          EXCEPT AS OTHERWISE provided herein, all the terms and conditions of the trust shall remain in full force and effect.

          IN WITNESS WHEREOF, the Parties have has caused this Amendment to be executed this 10th day of October, 2000.

Executive:                              Company:
---------                               -------

                                        CALIFORNIA STEEL INDUSTRIES, INC.

/s/ James E. Declusin                   By: /s/ C. Lourenco Goncalves
------------------------------             -----------------------------------
JAMES E. DECLUSIN                            C. LOURENCO GONCALVES
                                             PRESIDENT & CEO


Witness:
-------
                                        By: /s/ Brett J. Guge
                                           -----------------------------------
                                             BRETT J. GUGE
                                             VICE PRESIDENT & SECRETARY
/s/ [ILLEGIBLE]^^                            (SEAL)
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                                                           SERP Amendment Page 2